Exhibit 10.21

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of 3/12/2021 (the "First Amendment Effective Date”), by and between Silicon Valley Bank (“Bank”) and Fast Radius, Inc., a Delaware corporation (the “Borrower”) whose address is 113 N May St., Chicago, IL 60607.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as December 29, 2020 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower has requested that Bank amend the Loan Agreement to (i) increase the Term Loan Amount, (ii) revise the availability, interest rate and repayment of the Second Tranche, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein. Bank has agreed to do so, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Term Loans). Section 2.1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

2.1.1 Term Loans.

(a) Availability. Subject to the terms and conditions of this Agreement: (i) Bank agrees to lend to Borrower from time to time on or before the Term Loan Availability End Date, advances (each a “Term Loan” and collectively the “Term Loans”) in an aggregate original principal amount not to exceed the Term Loan Amount; (ii) Term Loans (other than the Second Tranche) in an aggregate original principal amount up to Five Million Dollars ($5,000,000) shall be available from the Effective Date through the Term Loan Availability End Date (the “First Tranche”); (iii) Term Loans (other than the First Tranche) in an aggregate original principal amount up to Five Million Dollars ($5,000,000) shall be available through the Term Loan Availability End Date, but if, and only after, the Second Tranche Condition has occurred (the “Second Tranche”); and (iv) each Term Loan in the Second Tranche shall be in an original principal amount of at least Seven Hundred Fifty Thousand Dollars ($750,000). The “Second Tranche Condition” means Borrower has presented to Bank evidence satisfactory to Bank in good faith that both of the following have occurred: (i) Borrower has signed a mutually exclusive letter of intent to be acquired by a special purpose acquisition company (SPAC) on commercially reasonable terms, and (ii) Borrower has received, after the First Amendment Effective Date, at least Five Million Dollars ($5,000,000) cash proceeds from Borrower’s sale of its capital stock or issuance of unsecured convertible Subordinated Debt. When repaid, the Term Loans may not be re-borrowed. Bank’s obligation to lend hereunder shall terminate on the applicable Term Loan Availability End Date.

(b) Repayment. For each Term Loan: (i) Borrower shall make monthly payments of interest only commencing on the first day of the month following the month in which its Funding Date occurs with respect to such Term Loan and continuing thereafter on the first day of each successive calendar month through December 31, 2021, (ii) commencing on January 1, 2022, and continuing thereafter on the first day of each successive calendar month through its Term Loan Maturity Date (each a “Term Loan Payment Date”), Borrower shall make thirty-six (36) monthly payments of equal principal, plus accrued interest, which would fully amortize such Term Loan, and (iii) all unpaid principal and accrued and unpaid interest is due and payable in full on its Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with the provisions set forth below.

(c) Final Payment. On the Term Loan Maturity Date with respect to the Term Loans in the First Tranche, Borrower shall pay, in addition to the outstanding principal, accrued and unpaid interest with respect to such Term Loans, and all other amounts due under this Agreement on such date with respect to such Term Loans, an amount equal to the Final Payment.

(d) Mandatory Prepayment upon an Acceleration. If the Term Loans are accelerated following the occurrence of an Event of Default that is continuing, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued interest with respect to the Term Loans, (ii) the Final Payment, (iii) the Prepayment Fee (if due hereunder), plus (iv) all other sums, if any, that shall have become due and payable under this Agreement, including interest at the Default Rate with respect to any past due amounts.

(e) Permitted Prepayment of Term Loans. Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay Term Loans at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued interest with respect to the Term Loans, (B) the Final Payment, (C) the Prepayment Fee (if due hereunder), plus (D) all other sums, if any, that shall have become due and payable under this Agreement, including interest at the Default Rate with respect to any past due amounts.

2.2 Section 2.3(a)(i) (Interest Rate; Term Loans). Section 2.3(a) of the Loan Agreement is hereby amended to read in its entirety as follows:

(i) Term Loans. Subject to Section 2.3(b), the principal amount outstanding under each Term Loan in the First Tranche shall accrue interest, which interest shall be payable monthly, at a floating per annum rate equal to the greater of: (i) one percentage point (1.00%) below the Prime Rate, or (ii) two and one-quarter percent (2.25%). Subject to Section 2.3(b), the principal amount outstanding under each Term Loan in the Second Tranche shall accrue interest, which interest shall be payable monthly, at a floating per annum rate equal to four and one-quarter percent (4.25%) above the Prime Rate.

2.3 Section 2.4(d) (Fees). A new Section 2.4(d) is added to the Loan Agreement which reads in its entirety as follows:

(d) Prepayment Fee. Borrower shall pay to Bank the Prepayment Fee if and when due hereunder.

2.4 Section 13 (Definitions).

(a) The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“A&R Warrant” means that certain Amended and Restated Warrant to Purchase Common Stock dated the First Amendment Effective Date executed by Borrower and SVB Financial Group.

“Final Payment” is, for each of the Term Loans in the First Tranche, a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earlier of (a) its Term Loan Maturity Date or (b) the prepayment or acceleration of such Term Loan, in each case, in accordance with and subject to the terms and conditions of this Agreement, equal to the original principal amount of such Term Loan multiplied by four and one-half percent (4.50%). There is no Final Payment for the Term Loans in the Second Tranche.

“Term Loan Amount” is an amount equal to Ten Million Dollars ($10,000,000).

“Term Loan Availability End Date” is: (i) for the First Tranche, July 31, 2021, and (ii) for the Second Tranche, September 30, 2021.

“Warrant” is, individually and collectively, is that certain Warrant to Purchase Common Stock dated as of the Effective Date executed by Borrower in favor of Bank, as amended and restated by the A&R Warrant, and the First Amendment Warrant.

(b) The following terms and their respective definitions are added in Section 13.1 in proper alphabetical order:

“First Amendment” is the First Amendment to Loan and Security Agreement by and between Bank and Borrower.

“First Amendment Effective Date” is defined in the First Amendment.

“First Amendment Warrant” is that certain Warrant to Purchase Common Stock dated the First Amendment Effective Date executed by Borrower in favor of Bank.

“Prepayment Fee” shall be an amount equal to: (i) one percent (1.00%) of the Term Loan Amount ($10,000,000) if the prepayment date is on or before the first anniversary of the First Amendment Effective Date, and (ii) $0 if the prepayment date is after the first anniversary of the First Amendment Effective Date.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment, the A&R Warrant and the First Amendment Warrant;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment, the A&R Warrant and the First Amendment Warrant and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, the A&R Warrant and the First Amendment Warrant have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment, the A&R Warrant and the First Amendment Warrant and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, the A&R Warrant and the First Amendment Warrant, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment, the A&R Warrant and the First Amendment Warrant and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, the A&R Warrant and the First Amendment Warrant, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 Each of this Amendment, the A&R Warrant and the First Amendment Warrant has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Bank Expenses. Borrower shall pay to Bank all Bank Expenses incurred through and after the First Amendment Effective Date, when due (including reasonable attorneys’ fees and reasonable expenses for documentation and negotiation of this Amendment, the A&R Warrant and the First Amendment Warrant which fees for the documentation and negotiation of this Amendment, the A&R Warrant and the First Amendment Warrant will not exceed Fifteen Thousand Dollars ($15,000) as of the First Amendment Effective Date so long as there are reasonable negotiations).

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Section 12.11 of the Loan Agreement applies to this Amendment.

7. Effectiveness. This Amendment shall be deemed effective as of the First Amendment Effective Date upon the occurrence of all of the following:

7.1 the due execution and delivery to Bank of this Amendment by each party hereto;

7.2 the due execution and delivery to Bank of the A&R Warrant by each party thereto;

7.3 the due execution and delivery to Bank of the First Amendment Warrant by each party thereto; and

7.4 the due execution and delivery to Bank of the Borrowing Resolutions in the form of Exhibit A attached hereto by Borrower.

8. Amendments in Writing; Integration. This Amendment is a Loan Document. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9. Governing Law; Venue. The provisions of Section 11 of the Loan Agreement apply to this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

FAST RADIUS, INC.

By:	/s/ Lou Rassey
Name:	Lou Rassey
Title:	CEO

BANK:

SILICON VALLEY BANK

By:	/s/ Ryan Thompson
Name:	Ryan Thompson
Title:	Vice President II, Credit Solutions

EXHIBIT A

CORPORATE BORROWING CERTIFICATE

BORROWER:	Fast Radius, Inc.	DATE:
BANK:	Silicon Valley Bank

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached hereto as Exhibit A is a true, correct and complete copy of Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the State of Delaware. Such Certificate of Incorporation has not been amended, annulled, rescinded, revoked or supplemented, and remains in full force and effect as of the date hereof. Attached hereto as Exhibit B is a true, correct and complete copy of Borrower’s Bylaws (including amendments).

4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors, including the affirmative vote of the Series A Director, at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Borrower. In addition, these resolutions were approved by the requisite number of Borrower’s preferred stock, if required, as set forth in Borrower’s Certificate of Incorporation. Furthermore, any rights of first refusal and transfer restrictions under the Company’s bylaws do not apply to the Warrant and its underlying shares, including without limitation, the transfer provisions of Sections 5.3 and 5.4 of the Warrant, because Borrower has obtained any necessary approvals and consent.

RESOLVED, that any one of the following officers or employees of Borrower, whose names and titles are below, may act on behalf of Borrower:

Authorized to Add or Remove
Name	Title	Signatories

☐

☐

☐

☐

RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from Bank.

Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

Issue Warrants. Issue warrants for Borrower’s capital stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.

RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5. The persons listed above are Borrower’s officers or employees with their titles shown next to their names.

6. On behalf of Borrower, I agree to execute this letter by electronic means and I recognize and accept the use of electronic signatures and records by any other party or addressee hereto in connection with the execution and storage hereof.

By:
Name:
Title:

***

If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                                                   of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

                                 [print title]

By:
Name:
Title: